Exhibit  23.1


                               SPECTOR & WONG, LLP
                          Certified Public Accountants     80 SOUTH LAKE AVENUE
HAROLD Y. SPECTOR, CPA                                     SUITE 723 PASADENA,
CAROL S. WONG, CPA                (888) 584-5577           CALIFORNIA 9UO1
                               FAX (626) 584-6447
                             spectorwongcpa@aol.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-3 of our report dated March 30, 2006, relating to the consolidated financial statements and financial schedule of Circle Group Holdings, Inc. and subsidiaries, which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Spector & Wong, LLP
-----------------------------
Spector & Wong, LLP
Pasadena, California
May 5, 2006